Exhibit 99.1


                             Joint Filer Information
                             -----------------------

Name of Joint Filer:                    Manchester Financial Group, LP

Address of Joint Filer:                 One Market Place, 33rd Floor
                                        San Diego, CA 92101

Relationship of Joint Filer
to Issuer:                              10% Owner

Designated Filer:                       Douglas F. Manchester

Issuer & Ticker Symbol:                 NextWave Wireless Inc. (None)

Date of Event Requiring Statement:      November 13, 2006

SIGNATURE:

Manchester Financial Group, L.P.

By:  Manchester Financial Group, Inc., its general partner

By:  /s/ Roseann Rustici
   --------------------------------
Name:   Roseann Rustici
Title:  Attorney-in-Fact


Date:   November 13, 2006